Exhibit 10.1
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                             SUBORDINATION AGREEMENT

       THIS SUBORDINATION AGREEMENT (hereinafter referred to as this "Agreement"), is made and entered into this 27th day of June, 2008, by and between Wachovia Corporation, a National Banking Association organized and existing under the laws of the United States of America with a place of business at 301 S. College Street, Charlotte, North Carolina, 28202 (hereinafter referred to as the "Lender"), NACCO Materials Handling Group, Inc., a Delaware corporation, with a place of business at 1400 Sullivan Drive, Caller No. 12011, Greenville, North Carolina 27834-2011 (hereinafter referred to as the "Creditor"), and Transbotics Corporation, a North Carolina corporation with a principal place of business at 3400 Latrobe Drive, Charlotte, North Carolina 28211-4848 ("Debtor") represent, covenant and agree as follows:

1.     RECITALS

1.1 Lender and Creditor each have extended or anticipate extending credit to Debtor or otherwise have a security interest in certain property owned or under the custody and control of Debtor. Specifically, Creditor has made progress payments to Debtor for equipment being manufactured by Debtor to be delivered to Creditor.

1.2 Creditor, as a condition to its continuing business activities with Debtor, has requested that Lender vary the priority of Lender's security interest in certain property of Debtor, as described below, and Lender has agreed to vary the priority of its security interest, as set forth below.

2.     AGREEMENT VARYING PRIORITY

2.1 As between Lender and Creditor, the security interest of Creditor shall have first priority and be superior to any interest of Lender in the property described in Appendix 1 ("Deliverables") to this Agreement. As to all other property of Debtor, Creditor shall continue to have a first priority security interest. Upon the final sale of the Deliverables to Creditor, Lender shall have a first priority security interest in the proceeds of such sale.

2.2 Creditor agress that it will make all payments to Debtor upon the presentation of a valid invoice under the payment terms of the agreement between Creditor and Debtor. Should Creditor at any time fail to make an undisputed payment to Debtor, such dispute which must be reasonable and material, and fail to cure the same within ten days of receipt of written notice of such default, then this Agreement shall terminate and Lender shall have a first priority security interest in the Deliverables.

2.3 This Agreement shall continue until Debtor has delivered the Deliverables to Creditor or October 31, 2008, whichever first occurs. This Agreement can be extended by the mutual written agreement of the parties, such consent not to be unreasonably withheld, if for some reason delivery of the Deliverables is delayed beyond October 31, 2008.

2.4 Creditor and Debtor agree that 10% of any payment due to be paid by Creditor to Debtor shall be paid directly to Lender. Such payment shall be made at the same time as payment is made by Creditor to Debtor.The payment to Lender shall be made by wire using the following instructions, unless and until Lender provides different wiring instructions: Wachovia Bank ABA Number 053000219 Acct
Number: GL 01459160003288, special assets Mgmt- Charlotte, attn: Fave Gordon - 704-383-6528 or Libby Church 336-651-5367.

3.     GENERAL

3.1 This Agreement is solely for the benefit of Lender and Creditor, and no other persons or parties (including the Debtor) are intended to be benefited in any way by this Agreement.

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3.2    Nothing contained in this Agreement is intended to affect or limit in any way the security interest that each of the parties hereto has in any or all of the assets of Debtor, whether tangible or intangible, insofar as the rights of Debtor and third parties are involved.

3.3 The foregoing relative priorities of the security interests of Lender and Creditor with respect to the Deliverables shall apply regardless of the order or time of perfection, whether they are protected by filing, possession or otherwise.

3.4 This Agreement constitutes the entire agreement between Lender and Creditor with respect to the subject matter hereof and may not be amended except with the written consent of Lender, Creditor and Debtor.

3.5 Immediately upon the delivery of the Deliverables to Creditor, Debtor and/or Creditor shall send a notice of delivery to Lender. Notice of delivery shall be given by a recognized overnight courier service or by mailing a certified letter, return receipt requested, addressed to Lender at its address set forth below or at such other address as identified by Lender. Notwithstanding delivery of the Deliverables, this Agreement shall continue to govern the respective rights and priorities of the parties as to property and property interests of Debtor with respect to the Deliverables which existed prior to their delivery to Creditor. Notices shall be addressed as follows:

               If to Creditor:   NACCO Materials Handling Group, Inc.
                                 1400 Sullivan Drive, Caller No. 12011
                                 Greenville, North Carolina 27834-2011
                                 Attention: Ray Ulmer
                                 With a copy to:  Jacquie Lindsay

               If to Lender:     Elizabeth B. Church (Libby)
                                 Vice President
                                 Wachovia Bank
                                 P.O. Box 106
                                 North Wilkesboro, North Carolina 28659


3.6 The subordinations, agreements and priorities set forth hereinabove shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate or reform, by litigation or otherwise, its respective agreements with Debtor, other than by a written agreement between the parties.

3.7 This Agreement shall be construed and governed by the laws of the State of North Carolina, regardless of the location of any collateral described herein, and irrespective of North Carolina law regarding conflicts of law.

3.8 This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the parties hereto.

3.9 LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY AGAINST LENDER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. CREDITOR AND DEBTOR HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE AGAINST LENDER IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE.

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3.10   ARBITRATION. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of or relating to the this Agreement between parties hereto (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, or claims arising from documents executed in the future, but shall specifically exclude claims brought as or converted to class actions. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements. Special Rules. All arbitration hearings shall be conducted in Charlotte, North Carolina. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein. Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute. Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH REGARD TO A DISPUTE AS TO WHICH BINDING ARBITRATION HAS BEEN DEMANDED.

IN WITNESS WHEREOF, Lender, Creditor and Debtor have duly signed and sealed this Agreement as of the day and year first above written.


                       NACCO Materials Handling Group, Inc.


                       By: __/s/ Raymond C Ulmer__________________________(SEAL)

                       Name: ____Raymond C Ulmer_______, Title: __Vice President
                             Finance, Americas________________



                       Transbotics, Inc.


                       By: __/s/ Claude Imbleau___________________________(SEAL)

                       Name: ___Claude Imbleau___________, Title: ____CFO_______



                       Wachovia Bank, National Association


                       By: __/s/ Benita E Lefft, SVP______________________(SEAL)

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